UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2026, The Crypto Company, a Nevada corporation (the “Company”), entered into a Mutual Transfer and Release Agreement (the “Agreement”) with Starchive.io, Inc., a Delaware corporation (the “Starchive”), Peter Agelasto IV, Richard G. Averitt, and Digital Relab LLC (collectively, the “Sellers”), and Richard Averitt, solely in his capacity as the Sellers’ representative.

The Agreement provides for the rescission, ab initio, of that certain Securities Purchase Agreement dated October 8, 2025 (the “SPA”), pursuant to which the Company had acquired 50.1% of the outstanding capital stock of Starchive. The Agreement unwinds and reverses the transactions contemplated by the SPA as if such transactions had never occurred.

Pursuant to the Agreement, effective as of October 16, 2025 (the “Effective Date”), the Company transferred all of its right, title, and interest in the shares of Starchive acquired under the SPA back to the Sellers. In exchange, the Sellers surrendered to the Company for cancellation an aggregate of 433,633,691 shares of the Company’s common stock, par value $0.001 (“Common Stock”) previously issued to the Sellers under the SPA. All convertible promissory notes issued by the Company to the Sellers in connection with the SPA were surrendered and cancelled, with no principal or interest remaining outstanding.

The Company agreed to issue 151,748,756 shares of its Common Stock to Starchive as consideration for the rescission, settlement, and mutual release of claims arising from the SPA and the transactions contemplated thereby.

The shares issued to Starchive pursuant to the Agreement were issued as restricted securities in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance upon Section 4(a)(2) thereof, and are subject to contractual resale restrictions set forth in the Agreement.

The Agreement also includes mutual general releases among the parties with respect to claims arising out of or relating to the SPA and the transactions contemplated thereby, subject to certain limited survival and indemnification provisions; provided, that the maximum aggregate liability of the Company under the Agreement shall not exceed $500,000.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation or Extinguishment of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

As described in Item 1.01 above, pursuant to the Agreement, all convertible promissory notes previously issued by the Company in connection with the SPA were surrendered and cancelled as of the Effective Date, and no amounts remain outstanding thereunder.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

As described in Item 1.01 above, the Company issued 151,748,756 shares of its Common Stock to Starchive pursuant to the Agreement in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

As described in Item 1.01 above, an aggregate of 433,633,691 shares of the Company’s Common Stock previously outstanding were surrendered and cancelled pursuant to the Agreement, resulting in a material reduction in the number of outstanding shares of the Company’s Common Stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Mutual Transfer and Release Agreement, dated March 19, 2026, by and among The Crypto Company, Starchive.io, Inc., Peter Agelasto IV, Richard G. Averitt, Digital Relab LLC, and Richard Averitt.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2026

THE CRYPTO COMPANY

	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Interim CFO and Secretary